Exhibit 99 to Statement of Changes in Beneficial Ownership	Nordson Corp (NDSN)	Transaction Date
Russell Leroy Bauknight	Shares	August 26, 2005
1517 Gervais Street	Sold & Delivered	Settlement Date
Columbia, SC 29201	3657667	September 7, 2005
Price = $34.09		Remaining Shares
Cynthia W. Nord Charitable Remainder Unitrust dated June 9, 1994	866,105	0

Evan W. Nord Charitable Remainder Unitrust dated June 9, 1994	866,105	0
Evan W. Nord Revocable Trust dated July 6, 1994, as supplemented September 21, 1994 and November 18, 1994	321,467	0
Evan W. Nord Grandchild Trust No. 1 dated April 10, 1997	0	0
Evan W. Nord Grandchildren Trust dated September 8, 1997	0	0
Evan W. Nord Trust FBO Bruce B. Nord dated June 2, 1987	27,016	0
Evan W. Nord Trust FBO Ethan W. Nord dated June 2, 1987	27,016	0
Evan W. Nord Trust FBO Kathleen N. Peterson dated June 2, 1987	27,016	0
Evan W. Nord Trust FBO Eric T. Nord dated June 2, 1987	27,016	0
Evan W. Nord Trust FBO Allyson M. Nord dated June 2, 1987	27,016	0
Evan W. Nord Trust Agreement FBO Wiley Kennedy dated December 8, 1995	7,355	0
2000 Irrevocable Trust Agreement of Evan W. Nord	51,960	0
2000 Charitable Remainder Trust No. 1 of Evan W. Nord	34,637	0
2000 Charitable Remainder Trust No. 2 of Evan W. Nord	3,460	0
2000 Charitable Remainder Trust No.3 of Evan W. Nord	3,460	0
2000 Charitable Remainder Trust No. 4 of Evan W. Nord	3,460	0
2000 Charitable Remainder Trust No.5 of Evan W. Nord	3,460	0
2000 Charitable Remainder Trust No. 6 of Evan W. Nord	3,460	0
2000 Charitable Remainder Trust No.7 of Evan W. Nord	3,460	0
2000 Charitable Remainder Trust No. 8 of Evan W. Nord	3,460	0
2000 Charitable Remainder Trust No.9 of Evan W. Nord	3,460	0
2000 Charitable Remainder Trust No. 10 of Evan W. Nord	3,460	0
2000 Charitable Remainder Trust No. 11 of Evan W. Nord	3,460	0
2000 Charitable Remainder Trust No. 12 of Evan W. Nord	3,460	0
2000 Charitable Remainder Trust No.13 of Evan W. Nord	3,460	0
2000 Charitable Remainder Trust No. 14 of Evan W. Nord	3,460	0
2000 Charitable Remainder Trust No.15 of Evan W. Nord	3,460	0
2000 Charitable Remainder Trust No. 16 of Evan W. Nord	3,460	0
2000 Charitable Remainder Trust No.17 of Evan W. Nord	996	0
2000 Charitable Remainder Trust No. 18 of Evan W. Nord	996	0
2000 Charitable Remainder Trust No.19 of Evan W. Nord	996	0
2000 Charitable Remainder Trust No. 20 of Evan W. Nord	0	0
Evan W. Nord Trust for Lineal Descendants FBO Allyson N Wandtke dated May 25, 1995	132,007	0
Evan W. Nord Trust for Lineal Descendants FBO Katheleen N Peterson dated May 25, 1995	132,007	0
Evan W. Nord Trust for Lineal Descendants FBO Ethan W Nord dated May 25, 1995	132,007	0
Evan W. Nord Trust for Lineal Descendants FBO Eric T Nord dated May 25, 1995	132,007	0
Evan W. Nord Trust for Lineal Descendants FBO Bruce B Nord dated May 25, 1995	132,007	0
Evan W. Nord Charitable Remainder Unitrust FBO Eric Nord and Charitable Purposes dated June 1, 1993, as supplemented July 28, 1994 and May 26, 1995	132,007	0
Evan W. Nord Charitable Remainder Unitrust FBO Ethan Nord & Charitable Purposes dated June 1, 1993, as supplemented July 28, 1994 and May 26, 1995	132,007	0
Evan W. Nord Charitable Remainder Unitrust FBO Bruce Nord & Charitable Purposes dated June 1, 1993, as supplemented July 28, 1994 and May 26, 1995	132,007	0
Evan W. Nord Charitable Remainder Unitrust FBO Katheleen Peterson & Charitable Purposes dated June 1, 1993, as supplemented July 28, 1994 and May 26, 1995	132,007	0
Evan W. Nord Charitable Remainder Unitrust FBO Allyson N. Wandtke & Charitable Purposes dated June 1, 1993, as supplemented July 28, 1994 and May 26, 1995	132,007	0

Total Shares	3,657,667	0